SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 30, 2003

APPLIED MICROSYSTEMS CORPORATION

(Exact name of registrant as specified in its charter)

WASHINGTON	0-26778	91-1074996
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer) Identification No.)

16770 NE 79th St.
Suite 103
Redmond, Washington 98052
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (425) 883-1606

Item 5.    Other Events.

     On June 30, 2003, Applied Microsystems Corporation (the “Company”) filed its Articles of Dissolution which became effective upon filing. The Company has instructed its transfer agent to close the share transfer records of the Company as of the close of business on June 30, 2003 and to no longer recognize or record any transfers of shares of the Company’s common stock. After the close of the Company’s stock transfer books, certificates representing the common stock of the Company shall not be assignable or transferable on the books of the Company except by will, intestate succession or operation of law. All future distributions, if any, to holders of the Company’s common stock will be made to the shareholders of record at the close of business on June 30, 2003, except as may be necessary as a result of any assignments by will, intestate succession or operation of law. The Company is proceeding with its dissolution and liquidation under Washington law pursuant to the Plan of Complete Liquidation and Dissolution of the Company as approved by its shareholders on May 22, 2003.

Item 7.    Financial Statements, Pro Forma Financial Information and Exhibits.

     (c)  Exhibits

3.1	Articles of Dissolution of Applied Microsystems Corporation filed June 30, 2003

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Applied Microsystems Corporation

July 1, 2003	By:

Robert C. Bateman Chief Financial Officer

EXHIBIT INDEX

Exhibits

3.1	Articles of Dissolution of Applied Microsystems Corporation filed June 30, 2003